Exhibit 99

Rowan Reports Second Quarter 2015 Results

HOUSTON, Aug. 5, 2015 /PRNewswire/ -- For the three months ended June 30, 2015, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported net income of $84.7 million, or $0.68 per share, compared to $32.8 million, or $0.26 per share in the second quarter of 2014. Net income for the prior-year quarter included a non-cash asset impairment charge which reduced net income by $8.3 million, or $0.07 per share. Excluding the impact of this item, net income for the second quarter of 2014 was $41.1 million or $0.33 per share.

Rowan's revenues were $508.7 million in the second quarter of 2015, an increase of 20% over the prior-year quarter due primarily to the contributions from the Company's four newbuild ultra-deepwater drillships. All four drillships have commenced operations over the past year including the Company's fourth drillship, the Rowan Relentless, which began operating in June 2015.

Tom Burke, President and Chief Executive Officer, commented, "We are pleased with the completion of our ultra-deepwater newbuild program and the early contract commencement of the Rowan Relentless, our fourth drillship. The additional operating days from our drillships coupled with continued cost control efforts provided solid results in the second quarter.

"Our industry is in the midst of a difficult downturn with an uncertain duration, but we believe our contractual backlog and strong balance sheet remain key strengths that will safeguard us until market recovery."

Rowan will conduct its earnings conference call on Wednesday, August 5, 2015, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 77199246. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 32 mobile offshore drilling units, comprised of 28 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, North Africa, Southeast Asia, and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation or renegotiation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	June 30,	December 31,
	2015	2014

ASSETS

Cash and cash equivalents	$ 198.6	$ 339.2
Accounts receivable	497.9	545.2
Other current assets	67.4	56.7
Total current assets	763.9	941.1
Property, plant and equipment - net	7,854.2	7,432.2
Other assets	38.7	37.9
TOTAL	$ 8,656.8	$ 8,411.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt	$ 50.0	$ -
Accounts payable	110.2	102.8
Other current liabilities	224.2	230.4
Total current liabilities	384.4	333.2
Long-term debt	2,806.9	2,807.3
Other liabilities	577.4	579.3
Stockholders' equity	4,888.1	4,691.4
TOTAL	$ 8,656.8	$ 8,411.2

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2015	2014	2015	2014

REVENUES	$ 508.7	$ 422.9	$ 1,055.8	$ 800.5

COSTS AND EXPENSES:
Operations	253.9	244.6	509.7	464.9
Depreciation and amortization	95.4	77.7	185.1	148.6
Selling, general and administrative	31.2	29.1	58.7	59.0
(Gain) loss on disposals of property and equipment	0.3	0.9	(0.2)	1.7
Material charges, settlements and other expenses	5.0	8.3	5.0	(12.6)
Total	385.8	360.6	758.3	661.6
INCOME FROM OPERATIONS	122.9	62.3	297.5	138.9
Net interest and other income (expense)	(30.5)	(27.5)	(64.2)	(48.2)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	92.4	34.8	233.3	90.7
Provision for income taxes	7.7	2.0	24.9	2.3
NET INCOME FROM CONTINUING OPERATIONS	84.7	32.8	208.4	88.4
Discontinued operations, net of tax	-	-	-	4.0
NET INCOME	$ 84.7	$ 32.8	$ 208.4	$ 92.4

PER SHARE AMOUNTS:
Income from continuing operations	$ 0.68	$ 0.26	$ 1.67	$ 0.71
Discontinued operations, net of tax	$ -	$ -	$ -	$ 0.03
Net income	$ 0.68	$ 0.26	$ 1.67	$ 0.74

AVERAGE DILUTED SHARES	125.4	124.9	125.1	124.8

NOTE: See page 7 for supplemental operating information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	SIX MONTHS
	ENDED JUNE 30
	2015	2014
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ 208.4	$ 92.4
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	185.2	148.6
Deferred income taxes	(12.6)	1.1
Gain on disposals of assets	(0.2)	(0.3)
Other - net	25.1	5.9
Net changes in current assets and liabilities	45.3	(97.4)
Net changes in other noncurrent assets and liabilities	(2.5)	(0.8)
Net cash provided by operations	448.7	149.5

Investing activities:
Property, plant and equipment additions	(616.4)	(787.3)
Proceeds from disposals of property, plant and equipment	2.3	7.9
Net cash used in investing activities	(614.1)	(779.4)

Financing activities:
Proceeds from borrowings, net	50.0	792.7
Payment of cash dividends	(25.2)	(12.6)
Other, net	-	4.0
Net cash provided by financing activities	24.8	784.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(140.6)	154.2
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	339.2	1,092.8
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 198.6	$ 1,247.0

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED
	June 30,	March 31,	June 30,
	2015	2015	2014

RIG DAYS:
Operating	2,238	2,411	2,213
Out of service (shipyard/transit/inspections/other)	68	82	318
Idle (uncontracted)	373	139	45
Operational downtime (off rate during rig operations)	66	47	41
Cold stacked	273	260	182
Total available	3,018	2,939	2,799

Utilization	74%	82%	79%
Utilization (excluding cold-stacked rigs)	82%	90%	85%

AVERAGE DAY RATES (in thousands):
Jack-ups:
North Sea	$ 269.1	$ 295.8	$ 290.5
Middle East	128.4	138.5	141.4
Gulf of Mexico	87.2	115.4	156.9
All jack-up rigs	171.1	180.2	177.5
Drillships	$ 620.2	$ 631.9	$ 605.0

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 177.1	$ 181.9	$ 151.8
Repairs and maintenance	33.0	31.5	48.6
All other	30.7	32.0	32.5
Subtotal (excluding rebillables)	$ 240.8	$ 245.4	$ 232.9
Rebillables (equally offset with rebillable revenue)	13.1	10.3	11.7

Total	$ 253.9	$ 255.7	$ 244.6

	(a) Includes labor, fringes, training, travel and catering costs.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2015	2014	2015	2014
NET INCOME:
GAAP NET INCOME	$ 84.7	$ 32.8	$ 208.4	$ 92.4
Litigation charge (settlement), net of tax	3.3	-	3.3	(20.9)
Non-cash asset impairment charges, net of tax	-	8.3	-	8.3
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP NET INCOME	$ 88.0	$ 41.1	$ 211.7	$ 75.8

DILUTED INCOME PER SHARE*:
GAAP NET INCOME PER SHARE	$ 0.68	$ 0.26	$ 1.67	$ 0.74
Litigation charge (settlement), net of tax	0.02	-	0.02	(0.17)
Non-cash asset impairment charges, net of tax	-	0.07	-	0.07
Discontinued operations, net of tax	-	-	-	(0.03)
NON-GAAP NET INCOME PER SHARE	$ 0.70	$ 0.33	$ 1.69	$ 0.61

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA)
GAAP NET INCOME	$ 84.7	$ 32.8	$ 208.4	$ 92.4
Litigation charge (settlement)	5.0	-	5.0	(20.9)
Non-cash asset impairment charges	-	8.3	-	8.3
Interest (income) expense and other, net	30.5	27.5	64.2	48.2
Depreciation and amortization	95.4	77.7	185.1	148.6
Income tax expense (benefit)	7.7	2.0	24.9	2.3
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP ADJUSTED EBITDA	$ 223.3	$ 148.3	$ 487.6	$ 274.9

* Per share amounts may not sum due to rounding.

CONTACT: Chris Pitre, Director, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581